Exhibit 99.1

Lyntris Inc. Announces Pricing of its Initial Public Offering

Washington, D.C. — August 18, 2026 — Lyntris Inc. (“Lyntris” or the “Company”), a defense technology company delivering “sense-to-act” connectivity solutions for the modern, connected battlespace, announces the pricing of its initial public offering of 17,000,000 shares of its common stock at a public offering price of $17.50 per share. The offering consists of 5,714,286 shares of common stock being offered by Lyntris and 11,285,714 shares of common stock being offered by certain of Lyntris’s existing stockholders (the “Selling Stockholders”). Lyntris will not receive any proceeds from the sale of common stock by the Selling Stockholders. The shares of Lyntris’s common stock are expected to begin trading on the New York Stock Exchange under the ticker symbol “LYNX” on August 19, 2026, and the offering is expected to close on August 20, 2026, subject to customary closing conditions.

In addition, certain of the Selling Stockholders have granted the underwriters a 30-day option to purchase up to an additional 2,550,000 shares (solely to cover overallotments, if any) of common stock at the initial public offering price, less underwriting discounts and commissions. Lyntris will not receive any proceeds from the sale of shares by the Selling Stockholders if the underwriters exercise their option to purchase additional shares of common stock.

Lyntris currently intends to use the net proceeds it receives from this offering, together with its existing cash, cash equivalents and short-term investments, (i) to repay approximately $60.0 million outstanding under its new revolving credit facility and (ii) the remainder, if any, for general corporate purposes, including additional development efforts, working capital and operational expenses.

Evercore ISI, Citigroup and Guggenheim Securities are acting as lead book-running managers for the proposed offering. BofA Securities is also acting as a joint book-running manager for the proposed offering. Baird, Raymond James and William Blair are acting as bookrunners for the proposed offering.

A registration statement relating to the common stock was declared effective by the U.S. Securities and Exchange Commission (“SEC”) on August 18, 2026. The offering is being made only by means of a prospectus. Copies of the prospectus relating to the offering may be obtained from: Evercore ISI, Attention: Equity Capital Markets, 55 East 52nd Street, 35th Floor, New York, New York 10055, by telephone: (888) 474-0200 or by email: ecm.prospectus@evercore.com; Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or by telephone: (800) 831-9146; and Guggenheim Securities, LLC, Attention: Equity Syndicate, 330 Madison Avenue, New York, New York 10017 or by email: gsequityprospectusdelivery@guggenheimpartners.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the common stock, nor shall there be any sale of the common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Lyntris

Lyntris is a defense technology company delivering “sense-to-act” connectivity solutions for the modern, connected battlespace. Combining differentiated hardware, software and mission expertise, Lyntris helps customers to detect threats earlier, decide faster and act with precision in contested, multi-domain environments.

Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements”. Words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” the negative version of these words, or similar terms and phrases are intended to identify forward-looking statements. These forward-looking statements include statements regarding the anticipated use of proceeds from the offering, closing of the offering and commencement of trading of the common stock on the New York Stock Exchange. These statements are not historical facts but rather are based on the Company’s current expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved, and they are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including those described in the registration statement filed with the SEC. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the registration statement filed with the SEC in connection with the Company’s initial public offering. You are cautioned not to place undue reliance on these forward-looking statements.

Investor Contact: ir@lyntris.com

Media Contact: media@lyntris.com